                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN RETIREMENT CORPORATION (ACR) AMERICAN RETIREMENT CORPORATION TO BROADCAST FOURTH QUARTER 2000 CONFERENCE CALL VIA LIVE WEBCAST THURSDAY, FEB. 22, 2001 AT 11:00 A.M. EST.

NASHVILLE, TN--(Business Wire)--Feb. 16, 2001 -- American Retirement Corporation (NYSE: ACR) will announce its fourth quarter results ended December 31, 2000 on February 21, 2001 after the close of the NYSE.

The next morning, February 22, a conference call hosted by Ross Roadman, SVP, Strategic Planning & Investor Relations, W.E. Sheriff, Chairman and CEO and George Hicks, CFO will be WebCast on the company's website, www.arclp.com, starting at 11:00 a.m. EST. To listen to the live call, go to the website and click on the Broadcast icon. You will need RealPlayer(TM) to listen to the call. Please go to the website early to download RealPlayer(TM). A recording of the WebCast call will also be archived on the company's website.

About American Retirement Corporation

American Retirement Corporation is a national senior living and healthcare services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. The Company currently operates 65 senior living communities in 15 states with an aggregate capacity for approximately 14,800 residents.


Contact:     Ross C. Roadman
             American Retirement Corporation
             615-376-2412